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Press Release
CORRECTION - Knoll Reports Strong Fourth Quarter and Full Year Results
Complete release corrected to include Condensed Consolidated Statements of Operations for the Fourth Quarter and Full Year 2014 follows:
EAST GREENVILLE, PA, February 4, 2015 -- Knoll, Inc. (NYSE: KNL) today announced results for the fourth quarter and year ended December 31, 2014. Net sales were $286.5 million for the quarter, an increase of 24.3% from fourth quarter of 2013. Organically, excluding the impact of HOLLY HUNT®, which we acquired on February 3, 2014, sales increased 11.9% when compared with the fourth quarter of 2013. Operating profit for the quarter was $20.0 million compared to operating profit of $1.8 million for the fourth quarter of 2013. Operating profit for the fourth quarter of 2014 included a $6.5 million pension settlement and other postretirement benefit curtailment, $0.7 million of restructuring charges, and $0.5 million of expense associated with the remeasurement of our FilzFelt earn-out liability. Adjusting for these fourth quarter expenses, adjusted operating profit was $27.7 million, or 9.7% of net sales, compared to $15.8 million, or 6.9% of net sales, for the fourth quarter of 2013. Net income for the fourth quarter of 2014 was $12.3 million, up from $0.7 million in the prior year. Diluted earnings per share was $0.26 for the quarter compared to $0.02 per share in the prior year. Adjusted diluted earnings per share was $0.35 per share for the quarter compared to $0.21 per share in the fourth quarter of 2013. As indicated below, prior period results provided herein have been revised to correct immaterial errors related to income taxes and other items.

For the full year, net sales were $1,050.3 million, an increase of 21.8% when compared to 2013. Organically, excluding the impact of HOLLY HUNT, sales increased 9.9% when compared to 2013. Operating profit was $76.8 million, or 7.3% of net sales, an increase of 85.5% when compared to 2013. Operating profit for the full year included a $6.5 million pension settlement and other postretirement benefit curtailment, acquisition expenses of $0.7 million, $1.5 million of restructuring charges, and $0.5 million of expense associated with the remeasurement of our FilzFelt earn-out liability. Adjusting for these expenses, adjusted operating profit was $86.0 million, or 8.2% of net sales, an increase of 55.2% when compared to 2013. Net income was $46.6 million for 2014, an increase of 100.9% when compared to 2013. Diluted earnings per share was $0.97 for the year compared to $0.49 per share in the prior year. Adjusted diluted earnings per share was $1.09 per share for 2014 compared to $0.68 per share in 2013.

"I am pleased with the results we reported this quarter as double-digit growth in our Office and Studio segments drove the significant year-over-year bottom line improvement," commented Andrew Cogan, CEO. "In 2014, we furthered our strategic ambition to expand our position in the high design, high margin residential space with the acquisition of HOLLY HUNT but did not let that distract us from the important work in growing our other businesses organically and delivering on much needed improvements in our Office profitability," he added.

Fourth Quarter Results
Fourth quarter 2014 financial results highlights are as follows:

Dollars in Millions, Except Per Share Data	Three Months Ended		Percent
	12/31/2014	12/31/2013 (1)	Change
Net Sales	$286.5	$230.5	24.3%
Gross Profit	102.9	74.2	38.7%
Gross Profit %	35.9%	32.2%	11.5%
Operating Expenses	75.2	58.4	28.8%
Pension Settlement and OPEB Curtailment	6.5	—	N/A
Restructuring Charges	0.7	5.1	(86.3)%
Remeasurement of FilzFelt Earn-out Liability	0.5	—	N/A
Intangible Asset Impairment Charge	—	8.9	N/A
Operating Profit	20.0	1.8	1,011.1%
Operating Profit %	7.0%	0.8%	775.0%
Adjusted Operating Profit	27.7	15.8	75.3%
Adjusted Operating Profit %	9.7%	6.9%	40.6%
Net Income Attributable to Knoll, Inc. Stockholders	12.3	0.7	1,657.1%
Earnings Per Share - Diluted	0.26	0.02	1,200.0%
Adjusted Earnings Per Share - Diluted	0.35	0.21	66.7%
(1) The 2013 financial results included herein have been revised to correct certain immaterial errors in 2013 and prior periods related to income taxes and other items. Further information regarding these immaterial corrections will be provided in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

Organic net sales growth is a non-GAAP financial measure and represents the change in net sales excluding the impact of HOLLY HUNT, which we acquired on February 3, 2014. Adjusted operating profit and adjusted earnings per share are also non-GAAP financial measures, and are calculated by excluding from operating profit or earnings per share, as applicable, items that we believe to be infrequent or not indicative of our operating performance. For a reconciliation of organic net sales growth to net sales, adjusted operating profit to operating profit, and adjusted earnings per share to earnings per share, see "Reconciliation of Non-GAAP Financial Measures" below.
Net sales for the Office segment were $184.3 million during the fourth quarter of 2014, an increase of $21.3 million, or 13.1%, when compared with the fourth quarter of 2013. The increase in sales in the Office segment was the result of growth attributable to office systems and storage. The Office segment also experienced year-over-year growth in government sales. Net sales for the Studio segment were $74.5 million during the fourth quarter of 2014, an increase of $33.8 million, or 83.0%, when compared with the fourth quarter of 2013. The increase in sales in the Studio segment was due to the acquisition of HOLLY HUNT, which occurred during the first quarter of 2014, as well as organic growth in Europe and North America. Excluding HOLLY HUNT, organic sales increased in the Studio segment during the fourth quarter of 2014 by $5.2 million, or 12.8%. Net sales for the Coverings segment were $27.7 million during the fourth quarter of 2014, an increase of $1.0 million, or 3.7%, when compared with the fourth quarter of 2013. Net sales growth in the Coverings segment is primarily attributable to improved year-over-year sales performance in our Spinneybeck and FilzFelt businesses.
Gross profit for the fourth quarter of 2014 was $102.9 million, an increase of $28.7 million, or 38.7%, when compared with the same period in 2013. During the fourth quarter 2014, gross margin (gross profit as a percentage of net sales) increased to 35.9% from 32.2% in the same quarter of 2013. This improvement was primarily driven by the richer mix of business due to the addition of HOLLY HUNT, foreign exchange benefits on the weakening Canadian dollar, and improved fixed cost absorption on the higher volume.
Total operating expenses were $82.9 million, or 28.9% of net sales, compared to $72.4 million, or 31.4% of net sales, for the fourth quarter of 2013. Operating expenses in the fourth quarter of 2014 included a pension settlement and other postretirement benefit curtailment of $6.5 million, restructuring charge of $0.7 million, and a $0.5 million charge for the remeasurement of the FilzFelt earn-out liability. During the fourth quarter of 2013, a $5.1 million restructuring charge was incurred as well as an $8.9 million tradename impairment charge. In addition to the charges noted above, the increase in operating expenses during the fourth quarter of 2014 compared to the same period of 2013 was in large part due to operating expenses from HOLLY HUNT, higher product development costs as well as commission and incentive compensation accruals incurred as a result of higher sales and profits.
Operating profit for the fourth quarter of 2014 was $20.0 million, an increase of $18.2 million when compared to the same period in 2013. Operating profit for the Office segment was $6.8 million in the fourth quarter of 2014, an increase of $3.9 million when compared with the fourth quarter of 2013. Operating profit for the Studio segment was $9.5 million, an increase of $6.8 million when compared with the fourth quarter of 2013. Operating profit for the Coverings segment was $3.7 million, an increase of $7.5 million when compared to the fourth quarter of 2013. Adjusted operating profit for the fourth quarter of 2014 was $27.7 million, an increase of $11.9 million when compared to the same period in 2013. Adjusted operating profit for the Office segment was $13.4 million, an increase of $8.4 million when compared to the fourth quarter of 2013. Adjusted operating profit for the Studio segment was $9.4 million, an increase of $3.7 million when compared to the same period in 2013. Adjusted operating profit for the Coverings segment was $4.9 million, down from $5.1 million in the fourth quarter of 2013. For a reconciliation of adjusted operating profit to operating profit, see "Business Segment Results" below.
During the fourth quarter of 2014, other (income) expense was $(3.2) million. Other income for the fourth quarter of 2014 primarily related to foreign exchange gains, which increased diluted earnings $0.03 per share. Other (income) expense for the fourth quarter of 2014 also included the gain on the sale of our Equity Product Line for $0.6 million. During the fourth quarter of 2013, other (income) expense was $(2.2) million. Other income for the fourth quarter of 2013 primarily related to foreign exchange gains, which increased diluted earnings $0.03 per share.
Net income for the fourth quarter 2014 was $12.3 million, or $0.26 diluted earnings per share, as compared to $0.7 million, or $0.02 per share, for the same quarter in 2013. Adjusted diluted earnings per share was $0.35 and $0.21 per share for the fourth quarter of 2014 and 2013, respectively.
Capital expenditures for the fourth quarter of 2014 totaled $9.6 million compared to $8.6 million in the comparable period for 2013. During the fourth quarter of 2014, the Company paid a quarterly dividend of $5.7 million, or $0.12 per share, compared to a quarterly dividend of $5.6 million, or $0.12 per share, in the fourth quarter of 2013.

Full Year Results
2014 financial results highlights are as follows:

Dollars in Millions, Except Per Share Data	Twelve Months Ended		Percent
	12/31/2014	12/31/2013 (1)	Change
Net Sales	$1,050.3	$862.3	21.8%
Gross Profit	371.7	280.3	32.6%
Gross Profit %	35.4%	32.5%	8.9%
Operating Expenses	285.6	224.9	27.0%
Pension Settlement and OPEB Curtailment	6.5	—	N/A
Acquisition Expenses	0.7	—	N/A
Restructuring Charges	1.5	5.1	(70.6)%
Remeasurement of FilzFelt Earn-out Liability	0.5	—	N/A
Intangible Asset Impairment Charge	—	8.9	N/A
Operating Profit (2)	76.8	41.4	85.5%
Operating Profit %	7.3%	4.8%	52.1%
Adjusted Operating Profit	86.0	55.4	55.2%
Adjusted Operating Profit %	8.2%	6.4%	28.1%
Net Income Attributable to Knoll, Inc. Stockholders	46.6	23.2	100.9%
Earnings Per Share - Diluted	0.97	0.49	98.0%
Adjusted Earnings Per Share - Diluted	1.09	0.68	60.3%
(1) The 2013 financial results included herein have been revised to correct certain immaterial errors in 2013 and prior periods related to income taxes and other items. Further information regarding these immaterial corrections will be provided in our annual report on Form 10-K for the fiscal year ended December 31, 2014.
(2) Results do not add due to rounding.

Organic net sales growth is a non-GAAP financial measure and represents the change in net sales excluding the impact of HOLLY HUNT, which we acquired on February 3, 2014. Adjusted operating profit and adjusted earnings per share are also non-GAAP financial measures, and are calculated by excluding from operating profit or earnings per share, as applicable, items that we believe to be infrequent or not indicative of our operating performance. For a reconciliation of organic net sales growth to net sales, adjusting operating profit to operating profit, and adjusted earnings per share to earnings per share, see "Reconciliation of Non-GAAP Financial Measures" below.

For the year, net sales totaled $1,050.3 million, an increase of $188.0 million, or 21.8%, from 2013 net sales of $862.3 million. Net sales for the Office segment were $656.2 million for 2014, an increase of $57.1 million, or 9.5%, when compared with 2013. The increase in sales in the Office segment was the result of growth attributable to office systems and storage. During 2014, the Office segment also experienced year-over-year growth in government sales. Net sales for the Studio segment were $279.2 million for 2014, an increase of $125.1 million, or 81.2%, when compared with 2013. Sales growth in the Studio segment was attributable to the acquisition of HOLLY HUNT in the first quarter of 2014 as well as organic, double-digit sales growth provided by both Europe and North America Studio. Net sales for the Coverings segment were $114.9 million, an increase of $5.9 million, or 5.4%, when compared with 2013. The primary driver of the increased sales in the Coverings segment was year-over-year growth in our

Spinneybeck and FilzFelt businesses. KnollTextiles sales also provided modest improvement year-over-year.
During the full year, gross margin increased from 32.5% in 2013 to 35.4% in 2014. This improvement was primarily driven by the richer mix of business due to the addition of HOLLY HUNT, foreign exchange benefits on the weakening Canadian dollar, and improved fixed cost absorption on the higher volume.
Total operating expenses for 2014 were $294.8 million, or 28.1% of net sales, compared to $238.9 million, or 27.7% of net sales, for 2013. The increase in operating expenses during 2014 was in large part due to the acquisition of HOLLY HUNT, costs associated with a multi-day training event that occurred during first quarter of 2014 in conjunction with our 75th anniversary, higher product development costs as well as commission and incentive compensation accruals incurred as a result of higher sales and profits.
Operating profit for 2014 was $76.8 million, an increase of $35.4 million, or 85.5%, when compared with the same period in 2013. Operating profit as a percent of net sales was 7.3% for 2014 compared to 4.8% in 2013. Operating profit for 2014 includes the pension settlement and other postretirement benefit curtailment of $6.5 million, acquisition expenses of $0.7 million, restructuring charges of $1.5 million, and a charge of $0.5 million associated with the remeasurement of the FilzFelt earn-out liability. Excluding these amounts, adjusted operating profit was $86.0 million, or 8.2% of net sales, for 2014, compared to an adjusted operating profit of $55.4 million, or 6.4% of net sales, in 2013. In 2013, operating profit included a $5.1 million restructuring charge and an $8.9 million tradename impairment charge. For a reconciliation of adjusted operating profit to GAAP operating profit, see "Reconciliation of Non-GAAP Financial Measures" below.
Operating profit for the Office segment was $22.0 million for 2014, compared to $14.0 million in 2013. Excluding the pension settlement and other postretirement benefit curtailment of $5.3 million and restructuring charges of $2.1 million, adjusted operating profit for the Office segment was $29.4 million in 2014, an increase of $13.3 million, or 82.6%, when compared with 2013. The increase in operating profit in the Office segment during 2014 was the result of our higher sales, improved fixed cost leverage on higher volume, and continued progress on our supply chain initiatives. Operating profit for the Studio segment was $33.6 million for 2014, compared to $15.3 million in 2013. Adjusted operating profit for the Studio segment was $34.2 million for 2014, an increase of $15.9 million, or 86.9%, when compared with 2013. HOLLY HUNT, Europe, and North America Studio all contributed to the year-over-year improvement in operating profit for the Studio segment. Operating profit for the Coverings segment was $21.2 million for 2014, compared to $12.1 million in 2013. Excluding the pension settlement and other postretirement benefit curtailment and remeasurement of the FilzFelt earn-out liability, adjusted operating profit for the Coverings segment was $22.4 million for 2014, an increase of $1.4 million, or 6.7%, when compared to 2013. Increased sales in our Spinneybeck and FilzFelt businesses combined with modest sales growth and cost containment efforts in our Textiles business provided for operating profit improvement in the Coverings segment. For a reconciliation of adjusted operating profit to operating profit, see "Business Segment Results" below.
Interest expense for 2014 increased $1.4 million when compared with the full year 2013. The increase in interest expense was due to greater outstanding debt; the increase in debt was incurred in the first quarter of 2014 to fund the acquisition of HOLLY HUNT. Other (income) expense in 2014 was ($6.3) million, which primarily consisted of foreign exchange gains of $5.8 million, which increased diluted earnings $0.07 per share. Other (income) expense in 2013 was ($3.4) million and primarily consisted of $3.5 million of foreign exchange gains, which increased diluted earnings $0.04 per share.
The effective tax rate was 38.5% for the year, as compared to 40.4% for 2013. Our effective tax rate is dependent upon the mix of pretax income in the countries in which we operate.

In 2014, we generated net income of $46.6 million, or $0.97 diluted earnings per share, compared to $23.2 million, or $0.49 diluted earnings per share, in 2013. Adjusted diluted earnings per share was $1.09 and $0.68 per share for 2014 and 2013, respectively.
Capital expenditures in 2014 totaled $41.6 million compared to $29.1 million for 2013. During 2014, financing activities provided cash of $57.6 million. We also paid dividends of $22.7 million in 2014 compared with $22.5 million in 2013.
“2014 proved to be a strong year of progress for Knoll. The acquisition of HOLLY HUNT has demonstrated our strategic commitment to grow our highly profitable Studio segment and has bolstered our top and bottom line. Our improving growth and profitability in all segments, coupled with continued debt pay down, has driven our bank leverage ratio from 3.21:1 as of the first quarter of 2014 to 2.41:1 as of year-end, further bolstering a strong and flexible balance sheet.” commented Craig B. Spray, SVP & CFO.

Business Segment Results
The following information categorizes the Company's results into its defined reporting segments.
The Office segment serves corporate, government, healthcare, retail and other customers in North America and offers a portfolio of office furnishing solutions including office systems, seating, storage, tables, desks and KnollExtra® ergonomic accessories. The Office segment also includes international sales of our North American office products. The Studio segment includes KnollStudio®; Knoll Europe, which sells primarily KnollStudio products; Richard Schultz® Design; and HOLLY HUNT®. The Coverings segment includes, KnollTextiles®, Spinneybeck®, Edelman® Leather, and FilzFelt®. These businesses serve a wide range of customers offering high quality textiles and leather.

Three Months Ended
December 31, 2014
(in millions)

	Operating Profit	Pension Settlement and OPEB Curtailment	Restructuring (Benefit) / Charges	Remeasurement of FilzFelt Earn-out Liability	Adjusted Operating Profit	Net Sales
Office	$6.8	$5.3	$1.3	$—	$13.4	$184.3
Studio	9.5	0.8	(0.9)	—	9.4	74.5
Coverings	3.7	0.4	0.3	0.5	4.9	27.7
Total	$20.0	$6.5	$0.7	$0.5	$27.7	$286.5

Three Months Ended
December 31, 2013 (1)
(in millions)

	Operating Profit	Restructuring Charges	Intangible Asset Impairment	Adjusted Operating Profit	Net Sales
Office	$2.9	$2.1	$—	$5.0	$163.0
Studio	2.7	3.0	—	5.7	40.7
Coverings	(3.8)	—	8.9	5.1	26.7
Total	$1.8	$5.1	$8.9	$15.8	$230.5	(2)

(1) The 2013 financial results included herein have been revised to correct certain immaterial errors in 2013 and prior periods related to income taxes and other items. Further information regarding these immaterial corrections will be provided in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

(2) Results do not add due to rounding.

Twelve Months Ended
December 31, 2014
(in millions)

	Operating Profit	Pension Settlement and OPEB Curtailment	Acquisition Expenses	Restructuring (Benefit) / Charges	Remeasurement of FilzFelt Earn-out Liability	Adjusted Operating Profit	Net Sales
Office	$22.0	$5.3	$—	$2.1	$—	$29.4	$656.2
Studio	33.6	0.8	0.7	(0.9)	—	34.2	279.2
Coverings	21.2	0.4	—	0.3	0.5	22.4	114.9
Total	$76.8	$6.5	$0.7	$1.5	$0.5	$86.0	$1,050.3

Twelve Months Ended
December 31, 2013 (1)
(in millions)

	Operating Profit	Restructuring Charges	Intangible Asset Impairment	Adjusted Operating Profit	Net Sales
Office	$14.0	$2.1	$—	$16.1	$599.1
Studio	15.3	3.0	—	18.3	154.1
Coverings	12.1	—	8.9	21.0	109.0
Total	$41.4	$5.1	$8.9	$55.4	$862.3	(2)

(1) The 2013 financial results included herein have been revised to correct certain immaterial errors in 2013 and prior periods related to income taxes and other items. Further information regarding these immaterial corrections will be provided in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

(2) Results do not add due to rounding.

Reconciliation of Non-GAAP Financial Measures
This release contains organic sales growth (decline), adjusted operating profit, adjusted EPS, and adjusted EBITDA, which are non-GAAP financial measures.  We present these non-GAAP measures because we consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations distinct from items that are infrequent or not indicative of our operating performance.

These non-GAAP measures are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using non-GAAP measures only supplementally.

The following table reconciles net sales to organic net sales for the periods indicated.

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013 (1)
	(in millions)			(in millions)
	Net Sales	Holly Hunt	Organic Net Sales	Net Sales
Office	$184.3	$—	$184.3	$163.0
Studio	74.5	28.6	45.9	40.7
Coverings	27.7	—	27.7	26.7
Total	$286.5	$28.6	$257.9	$230.5	(2)
Percent change over prior year	24.3%		11.9%

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013 (1)
	(in millions)			(in millions)
	Net Sales	Holly Hunt	Organic Net Sales	Net Sales
Office	$656.2	$—	$656.2	$599.1
Studio	279.2	102.6	176.6	154.1
Coverings	114.9	—	114.9	109.0
Total	$1,050.3	$102.6	$947.7	$862.3	(1)
Percent change over prior year	21.8%		9.9%

(1) The 2013 financial results included herein have been revised to correct certain immaterial errors in 2013 and prior periods related to income taxes and other items. Further information regarding these immaterial corrections will be provided in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

(2) Results do not add due to rounding.

The following tables reconcile adjusted operating profit to GAAP operating profit for the periods indicated.

	Three Months Ended December 31,
	2014	2013 (1)
Operating Profit ($mm)	$20.0	$1.8
Add back:
Pension settlement and OPEB curtailment	6.5	—
Restructuring charges	0.7	5.1
Remeasurement of FilzFelt earn-out liability	0.5	—
Intangible asset impairment	—	8.9
Adjusted Operating Profit	$27.7	$15.8
Net Sales	$286.5	$230.5
Operating Profit %	7.0%	0.8%
Adjusted Operating Profit %	9.7%	6.9%

	Twelve Months Ended December 31,
	2014	2013 (1)
Operating Profit ($mm)	$76.8	$41.4
Add back:
Pension settlement and OPEB curtailment	6.5	—
Acquisition expenses	0.7	—
Restructuring charges	1.5	5.1
Remeasurement of FilzFelt earn-out liability	0.5	—
Intangible asset impairment	—	8.9
Adjusted Operating Profit	$86.0	$55.4
Net Sales	$1,050.3	$862.3
Operating Profit %	7.3%	4.8%
Adjusted Operating Profit %	8.2%	6.4%

(1) The 2013 financial results included herein have been revised to correct certain immaterial errors in 2013 and prior periods related to income taxes and other items. Further information regarding these immaterial corrections will be provided in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

The following tables reconcile adjusted earnings per share to GAAP earnings per share for the periods indicated.

	Three Months Ended December 31,
	2014	2013 (1)
Earnings per share- Diluted	$0.26	$0.02
Add back:
Pension settlement and OPEB curtailment	0.08	—
Restructuring charges	0.01	0.07
Remeasurement of FilzFelt earn-out liability	—	—
Intangible asset impairment charge	—	0.12
Adjusted earnings per share- Diluted	$0.35	$0.21

	Twelve Months Ended December 31,
	2014	2013 (1)
Earnings per share- Diluted	$0.97	$0.49
Add back:
Pension settlement and OPEB curtailment	0.08	—
Acquisition expenses	0.01	—
Restructuring charges	0.02	0.07
Remeasurement of FilzFelt earn-out liability	—	—
Intangible asset impairment charge	—	0.12
Adjusted earnings per share- Diluted	$1.09	$0.68

(1) The 2013 financial results included herein have been revised to correct certain immaterial errors in 2013 and prior periods related to income taxes and other items. Further information regarding these immaterial corrections will be provided in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

(2) Results do not add due to rounding.

The following table illustrates the computation of our bank leverage calculation in accordance with our second Amended and Restated Credit Agreement dated May 20, 2014.

	12/31/2013 (1)	3/31/2014		6/30/2014		9/30/2014		12/31/2014
Debt Levels (2)	$178.8	$289.8		$287.8		$283.7		$275.5
LTM Net Income ($mm)	23.2	25.0		27.7		34.8		46.6
LTM Adjustments
Interest	5.3	5.5		5.9		6.3		6.7
Taxes	15.7	16.0		17.5		21.8		29.2
Depreciation and Amortization	16.3	16.9		17.8		18.6		20.0
Non-cash items and Other (3)	19.7	27.0		29.1		22.1		11.9
LTM Adjusted EBITDA	$80.2	$90.4	(4)	$98.0	(4)	$103.6	(4)	$114.4	(4)
Bank Leverage Calculation (5)	2.23	3.21		2.94		2.74		2.41

(1) - The 2013 financial results included herein have been revised to correct certain immaterial errors in 2013 and prior periods related to income taxes and other items. Further information regarding these immaterial corrections will be provided in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

(2) - Outstanding debt levels include outstanding letters of credit and guarantee obligations. Excess cash over $15.0 million reduces outstanding debt per the terms of our credit facility, a copy of which was filed with the Securities and Exchange Commission on May 21, 2014.

(3) - Non-cash items and Other includes, but is not limited to, stock-based compensation expenses, unrealized gains and losses on foreign exchange, an intangible asset impairment charge, restructuring charges, and a pension settlement and other postretirement benefit curtailment.

(4) - Includes an annualized proforma EBITDA for HOLLY HUNT, which was acquired on February 3, 2014.

(5) - Debt divided by LTM Adjusted EBITDA, as calculated in accordance with our credit facility.

Conference Call Information
Knoll will host a conference call on Wednesday, February 4, 2015 at 10:00 A.M. EST to discuss its financial results.
The call will include slides; participants are encouraged to listen to and view the presentation via webcast at http://www.knoll.com; go to "About Knoll" and click on "Investor Relations".
The conference call may also be accessed by dialing:
North America     877 703-6104
International     857 244-7303
Passcode      96977249
A replay of the webcast can be viewed by visiting the Investor Relations section of the Knoll corporate website.
In addition, an audio replay of the conference call will be available through February 11, 2015 by dialing 888 286-8010. International replay: 617 801-6888 (Passcode: 95092172).
About Knoll
Knoll is recognized internationally for workplace and residential design that inspires, evolves and endures. Our portfolio of furniture, textiles, leathers and accessories brands, including Knoll, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck, FilzFelt, Edelman Leather, and HOLLY HUNT, reflects our commitment to modern design that meets the diverse requirements of high performance offices and luxury interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper-Hewitt, National Design Museum, Knoll is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve Leadership in Energy and Environmental Design LEED workplace certification. Knoll is the founding sponsor of the World Monuments Fund Modernism at Risk program.

Cautionary Statement Regarding Forward-Looking Information
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "goals,” "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry, our publicly announced plans for increased capital and investment spending to achieve our long-term revenue and profitability growth goals, and our expectations with respect to leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture solutions, changes in the competitive marketplace, changes in the trends in the market for furniture or coverings, the financial strength and stability of our suppliers, customers and dealers, access to capital, our ability to successfully integrate acquired businesses, and other risks identified in Knoll's annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.

Contacts
Investors: Craig B. Spray
Senior Vice President and Chief Financial Officer
Tel 215 679-1752
cspray@knoll.com

Media: David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$286,453	$230,456	$1,050,294	$862,252
Cost of sales	183,603	156,221	678,609	581,920
Gross profit	102,850	74,235	371,685	280,332
Selling, general, and administrative expenses	75,142	58,425	285,634	224,915
Pension settlement and OPEB curtailment	6,509	—	6,509	—
Acquisition expenses	—	—	710	—
Restructuring charges	737	5,104	1,532	5,104
Remeasurement of FilzFelt earn-out liability	457	—	457	—
Intangible asset impairment charge	—	8,900	—	8,900
Operating profit	20,005	1,806	76,843	41,413
Interest expense	1,864	1,445	7,378	5,941
Other (income) expense, net	(3,187)	(2,157)	(6,285)	(3,430)
Income before income tax expense	21,328	2,518	75,750	38,902
Income tax expense	9,012	1,772	29,165	15,718
Net income	12,316	746	46,585	23,184
Net income (loss) attributable to noncontrolling interests	28	—	(11)	—
Net income attributable to Knoll, Inc. stockholders	$12,288	$746	$46,596	$23,184

Earnings per share attributable to Knoll, Inc. stockholders:
Basic	$0.26	$0.02	$0.98	$0.49
Diluted	$0.26	$0.02	$0.97	$0.49
Weighted-average shares outstanding:
Basic	47,440,665	47,019,147	47,346,532	46,916,845
Diluted	48,173,832	47,790,612	48,068,249	47,659,418